UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018

Simlatus Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53276	20-2675800
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

175 Joerschke Drive

Suite A

Grass Valley, CA

95945

(Address of principal executive offices, including zip code)

530-205-3437

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Simlatus Corp. (the Company) is filing this Current Report on Form 8-K/A (“Amendment No. 1”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2018 (the “Initial Report”), which disclosed the closing of the Asset Purchase Agreement with Satel Group, Inc. (the “Acquired company”).

The information previously reported in the Initial Report is hereby incorporated by reference into this Amendment No. 1. This Amendment No. 1 on Form 8-K/A is being filed solely to provide the information required by Item 9.01 of Form 8-K, specifically the financial statements of the Business Acquired, which is Satel Group, and to add a signature page and does not amend the Initial Report in any manner other than such Item 9.01 and to add a signature page.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Audited consolidated balances sheets of Satel Group, Inc, as of and for the years ended December 31, 2018 and December 31, 2017, audited consolidated income statements for the nine months ended December 31, 2018 and December 31, 2017, and audited consolidated cash flow statements for the nine months ended December 31, 2018 and December 31, 2017, and including the Independent Auditor’s Report thereon, and the notes related thereto are filed as Exhibit 99.1 to this Amendment No. 1 and are incorporated herein by reference.

(b) Exhibits

Exhibit Number	Description

23.1	Consent of M&K CPAs, PLLC.

99.1	Audited consolidated balances sheets of Satel Group, Inc, as of and for the years ended December 31, 2018 and December 31, 2017, audited consolidated income statements for the nine months ended December 31, 2018 and December 31, 2017, and audited consolidated cash flow statements for the nine months ended December 31, 2018 and December 31, 2017, and including the Independent Auditor’s Report thereon, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simlatus Corp.

Dated: May 13, 2019	By:	/s/ Richard Hylen
Richard Hylen
CEO, President & Chairman

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